                                                              Exhibit 99.1 (b) 3
                                                 YEAR TO DATE NORMALIZED RESULTS


UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
NATIONAL DATA CORPORATION AND SUBSIDIARIES


(In thousands, except per share data)
---------------------------------------------------------------

                                            Year Ended May 31,
                                          ---------------------
                                             2001       2000
                                          ---------------------
Revenues:
     Information management                $144,332    $137,136
     Network services and systems           199,621     152,144
                                           --------------------
                                            343,953     289,280
---------------------------------------------------------------

Operating expenses:
     Cost of service                        171,394     141,298
     Sales, general and administrative       77,350      63,411
     Depreciation and amortization           34,476      29,195
                                           --------------------
                                            283,220     233,904
                                           --------------------

Operating income                             60,733      55,376
---------------------------------------------------------------
Other income (expense):
     Interest and other income                  755         (50)
     Interest and other expense              (8,038)     (6,530)
     Minority interest in loss                1,137           -
                                           --------------------
                                             (6,146)     (6,580)
                                           --------------------

Income before income taxes                   54,587      48,796
Provision for income taxes                   21,016      18,786
---------------------------------------------------------------
     Net income                            $ 33,571    $ 30,010
                                           ====================

Basic earnings per share                   $   1.02    $   0.90
                                           ====================
Diluted earnings per share                 $   0.98    $   0.87
                                           ====================

Basic shares                                 33,009      33,232
                                           ====================
Diluted shares                               34,153      34,448
                                           ====================


                                                 Press Release Attachment Page 3